ITEM 77.Q.1.(e)


AMENDMENT NO. 9
to the
COMBINED INVESTMENT ADVISORY AGREEMENT

	Amendment, as of May 16, 2006, to the Combined Investment
Advisory Agreement dated June 13, 2003 (the Agreement) among Munder
Series Trust (MST), on behalf of each of its series, and Munder Series Trust II (MST II) (f/k/a The Munder Framlington Funds Trust), on behalf of each of its series, and Munder Capital Management (Advisor), a Delaware partnership.

	WHEREAS, the parties each desire to amend the Agreement to reduce the investment advisory fee payable with respect to the Liquidity Money Market Fund;

	WHEREAS, World Asset Management, a division of the Advisor, is the investment adviser to the Munder Index 500 Fund, the Munder S&P MidCap Index Equity Fund, and the Munder S&P SmallCap Index Equity Fund
(collectively, the Index Funds);

	WHEREAS, the Agreement is substantially similar in all material respects to the Investment Advisory Agreement dated April 30, 2003 between MST, on behalf of the Index Funds, and World Asset Management, including the investment advisory fees payable by the Index Funds;

	WHEREAS, the parties each desire to amend the Agreement to add references to the Index Funds; and

	WHEREAS, the Advisor, MST, and MST II wish to update Schedule A and Schedule B2 to the Agreement to reflect the change in the investment advisory fee for the Liquidity Money Market Fund and to add references to the Index Funds, as reflected below.

	NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST, and MST II agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of May 16, 2006.

2.	Schedule B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B2 dated as of May 16, 2006.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II	MUNDER CAPITAL MANAGEMENT

By:  					By:
	Stephen J. Shenkenberg		Peter K. Hoglund
	Vice President and Secretary		Chief Administrative Officer


SCHEDULE A
May 16, 2006



Munder Series Trust
	Institutional Money Market Fund
	Liquidity Money Market Fund
	Munder Asset Allocation Fund  Balanced 	Munder Bond Fund
	Munder Cash Investment Fund
	Munder Energy Fund
	Munder Index 500 Fund
	Munder Intermediate Bond Fund
	Munder International Bond Fund
	Munder International Equity Fund
	Munder Internet Fund
	Munder Large-Cap Core Growth Fund
	Munder Large-Cap Value Fund
	Munder Micro-Cap Equity Fund
	Munder Mid-Cap Core Growth Fund
	Munder Real Estate Equity Investment Fund
	Munder S&P MidCap Index Equity Fund
	Munder S&P SmallCap Index Equity Fund
	Munder Small-Cap Value Fund
	Munder Small-Mid Cap Fund
	Munder Tax-Free Money Market Fund
	Munder Tax-Free Short & Intermediate Bond Fund
	Munder Technology Fund

Munder Series Trust II
	Munder Healthcare Fund

SCHEDULE B2
As of May 16, 2006


Annual Fees
(as a Percentage of Average
Daily Net Assets)
Institutional Money Market Fund
0.20%
Liquidity Money Market Fund
0.20%
Munder Asset Allocation Fund Balanced
0.65%
Munder Bond Fund
0.50% of the first $1
billion of average daily
net assets; and 0.45% of
average daily net assets in
excess of $1 billion
Munder Cash Investment Fund
0.35%
Munder Index 500 Fund
0.20% of the first $250
million; 0.12% of the
next $250 million; 0.07%
of net assets in excess
of $500 million
Munder Intermediate Bond Fund
0.50% of the first $1
billion of average daily
net assets; and 0.45%
of average daily net
assets in excess of
$1 billion
Munder International Bond Fund
0.50%
Munder International Equity Fund
0.75%
Munder Large-Cap Core Growth Fund
0.75% of the first $1
billion of average daily
net assets; 0.725% of
average daily net assets
from $1 billion to $2
billion; and 0.70% of
average daily net assets
in excess of $2 billion
Munder Large-Cap Value Fund
0.75% of the first $100
million of average daily
net assets; and 0.70%
of average daily net
assets in excess of
$100 million
Munder Mid-Cap Core Growth Fund
0.75%
Munder Real Estate Equity Investment Fund
0.74%
Munder S&P MidCap Index Equity Fund
0.15%
Munder S&P SmallCap Index Equity Fund
0.15%
Munder Small-Cap Value Fund
0.75%
Munder Small-Mid Cap Fund
0.75%
Munder Tax-Free Money Market Fund
0.35%
Munder Tax-Free Short & Intermediate Bond Fund
0.50% of the first
$200 million of average
daily net assets; and
0.40% of average daily
net assets in excess of
$200 millionITEM 77.Q.1.(e)